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                                                                     EXHIBIT 4.5

                            NONSTATUTORY STOCK OPTION


NORMAN R. FARQUHAR, Optionee:

        DATAWORKS CORPORATION (the "Company"), pursuant to minutes of a meeting of the Board of Directors duly held on August 25, 1995, has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

        The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        The details of your option are as follows:

        1. The total number of shares of Common Stock subject to this option is Fifty Thousand (50,000) (the "Shares"). Subject to the limitations contained herein, this option shall be exercisable in thirty-six (36) equal monthly installments commencing August 25, 1995, and shall be fully vested and exercisable on August 25, 1998.

        2. (a) The exercise price of this option is Two Dollars ($2.00) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

           (b) Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by you. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock.

        3. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of such shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

        4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.


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        5. The term of this option commences on the date hereof and, unless sooner terminated as set forth herein, terminates on August 24, 2005 (which date shall be no more than ten (10) years from the date this option is granted). In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: six (6) months after the termination of your service as director of, or consultant to, the Company for any reason or for no reason unless:

           (a) such termination is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or twelve
(12) months following such termination;

           (b) such termination is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or twelve
(12) months after your death; or

           (c) during any part of such six (6) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of six (6) months after such termination; or

           (d) exercise of the option within six (6) months after such termination with the Company or with an affiliate would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (i) the termination date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after such termination with the Company or an affiliate.

        However, this option may be exercised following such termination only as to that number of shares as to which it was exercisable on the date of such termination under the provisions of paragraph 1 of this option.

        6. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

           (b) By exercising this option you agree that:

               (i) the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

               (ii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company


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under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period
(not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. For purposes of this restriction you will be deemed to own securities which (i) are owned directly or indirectly by you, including securities held for your benefit by nominees, custodians, brokers or pledgees;
(ii) may be acquired by you within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood) spouse, ancestors and lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or beneficiary, but only to the extent of your proportionate interest therein as a shareholder, partner or beneficiary thereof. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

        7. The Company may require you, or any person to whom this option is transferred under paragraph 8, as a condition of exercising such option, to give written assurances satisfactory to the Company if any, that are necessary to ensure compliance with federal securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (a) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Act, or (b) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

        8. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

        9. This option is not an employment or service contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company. In the event that this option is granted to you in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

        10. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices, delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you to the address specified below or at such other address as you hereafter designate by written notice to the Company.

        11. (a) If any change is made in the stock subject to this option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), this option will be appropriately adjusted in the class(es) and maximum


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number of shares subject to this option and the class(es) and number of shares and price per share of stock subject to this option.

           (b) In the event of: (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (A) any surviving corporation shall assume this option shall substitute a similar option for this option or (B) this option shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue this option, or to substitute a similar option for this option, then this option shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, this option shall terminate if not exercised prior to such event.

Dated the 25th day of August, 1995.


                                             Very truly yours,

                                             DATAWORKS CORPORATION


                                             By: /s/  Stuart Clifton
                                                 -------------------------------
                                                 Duly authorized on behalf of
                                                 the Board of Directors


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The undersigned:

           (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth herein;

           (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the following agreements only:

                        NONE        _________
                                    (Initial)

                        OTHER

                        __________________________________
                        __________________________________
                        __________________________________



                                                  ______________________________
                                                            Optionee

                                         Address: ______________________________

                                                  ______________________________

Attachments:

       Notice of Exercise



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                               NOTICE OF EXERCISE


DATAWORKS CORPORATION
5910 Pacific Center Blvd.                           Date of
Suite 300                                           Exercise: __________________
San Diego, CA 92121

Ladies and Gentlemen:

        This constitutes notice under my nonstatutory stock option that I elect to purchase the number of shares for the price set forth below.

             Stock option dated                     ____________________________

             Number of shares as to which
               option is exercised:                 ____________________________

             Certificates to be
               issued in name of:                   ____________________________

             Total exercise price:                $ ____________________________

             Cash payment delivered
               herewith:                          $ ____________________________

        By this exercise, I agree (i) to provide such additional documents as you may require, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

        I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above.

        I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.



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        I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

        I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

        I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Act (the "Effective Date") as may be requested by the Company or the representative of the underwriters. For purposes of this restriction I will be deemed to own securities that (i) are owned directly or indirectly by me, including securities held for my benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by me within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for my brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or
(iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which I am a shareholder, partner or beneficiary, but only to the extent of my proportionate interest therein as a shareholder, partner or beneficiary thereof. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.


                                              Very truly yours,


                                              __________________________________




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